EXHIBIT 23 (a)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-11150 on Form S-3, and No. 33-90860, and 333-75255 on Form S-8 of our report dated April 14, 2004, relating to the consolidated financial statements and financial statement schedules of Featherlite, Inc. (the “Company’) as of and for the years ended December 31, 2003 and 2002 appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

April 14, 2004